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                              RSU Grant Certificate

   [NAME OF DIRECTOR] has been awarded [NUMBER] restricted stock units (RSUs)

   Grant Date: [Date] Vesting: All of the RSUs are vested as of the Grant Date

       Settlement: Cash payment following termination of Board membership equal to then market value of [Number] Stanley Common Shares

                               The Stanley Works

 As a member of the Board of Directors of Stanley, your skills and contributions are vital to our Company's and its shareholders continued success.

           This award of restricted stock units provides you with the opportunity to earn significant financial rewards for
                your efforts and contributions to making Stanley
                     the most successful company it can be.

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                                                      Chairman

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                                                                   JUNE 30, 2004

The Stanley Works ("Stanley") hereby grants to the Grantee named on the front of this Certificate the number of restricted stock units indicated on the front of this Certificate pursuant to The Stanley Works Restricted Stock Unit Plan for
Non-Employee Directors (the "Plan"). Each such restricted stock unit represents the right of the Grantee to receive a payment, in cash, equal to the Market
Value of one share of Common Stock, as of the date(s) specified in the Plan, and related dividend equivalent amounts. These restricted stock units are granted on and subject to the terms and conditions of the Plan and the following terms and conditions.

1. EFFECTIVE DATE OF GRANT. The RSUs represented by this Certificate are granted to the Grantee effective as of the Grant Date set forth on the front of this
Certificate.

2. VESTING. The Grantee's rights with respect to the RSUs will be 100% vested and non-forfeitable at all times.

3. DIVIDEND EQUIVALENT RIGHTS. Dividend Equivalent Rights shall be as set forth in the Plan.

4. TIME AND MANNER OF SETTLEMENT. Time and manner of settlement shall be as set forth in the Plan and the Grantee's effective elections thereunder.

5. RIGHTS OF A SHAREHOLDER. The Grantee shall not have any rights of a shareholder with respect to the RSUs or any in-kind dividend amount credited to the Grantee's Dividend Equivalent Account, including but not limited to, the right to vote or to receive dividends, except for the right to receive dividend equivalent amounts pursuant to paragraph 3 hereof.

6. TRANSFERABILITY. Neither the RSUs nor the Grantee's interest in the Dividend
Equivalent Account are transferable by the Grantee otherwise than to the
Grantee's beneficiary or beneficiaries or by will or the laws of descent and distribution following the death of the Grantee. More particularly (but without limiting the generality of the foregoing), neither the RSUs nor the Grantee's interest in the Dividend Equivalent Account may be assigned, transferred (except as provided above), pledged or hypothecated in any way, shall be assignable by operation of law or shall be subject to execution, attachment or similar process.

7. DESIGNATION OF A BENEFICIARY. The Grantee shall designate in writing a beneficiary or beneficiaries to receive payment in settlement of the RSUs in the event of the death of the Grantee prior to such settlement. The Grantee may change his or her beneficiary or beneficiaries in writing from time to time and the most recent written designation shall control and shall supercede all prior designations. Such designation and any changes thereto shall be made on such form and in such manner as the Plan provides. In the event the Grantee does not designate a beneficiary or his or her beneficiary predeceases the Grantee, the
Grantee's surviving spouse, if any, or otherwise his or her estate shall be treated as his or her beneficiary hereunder.

8. ADJUSTMENTS. Notwithstanding any other provision hereof, in the event of any change in the number, class or type of shares of Common Stock outstanding or other change in the capitalization of Stanley by reason of an Adjustment Event, the Committee may make such adjustments as it determines are appropriate to the number of shares of Common Stock and/or the class or type of shares of capital stock covered by the RSUs or credited to the Grantee's Dividend Equivalent
Account.

9. MISCELLANEOUS. The Committee shall have full discretionary authority to administer the RSUs and to interpret the terms of this Certificate. All decisions or interpretations of the Committee with respect to any question arising in respect of the RSUs shall be binding, conclusive and final. The waiver by Stanley of any provision of this Certificate shall not operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision of this Certificate. The validity and construction of the terms of this Certificate shall be governed by the laws of the State of Connecticut.
The terms and conditions set forth in this Certificate are subject in all respects to the terms and conditions of the Plan, which shall be controlling.
The Grantee agrees to execute such other agreements, documents, or assignments as may be necessary or desirable to effect the purposes hereof.

10. UNFUNDED ARRANGEMENT. The RSUs represented hereby constitute an unfunded unsecured promise of Stanley and the rights of the Grantee in respect of the
RSUs are no greater than the rights of an unsecured creditor of Stanley.

11. CAPITALIZED TERMS. The capitalized terms used in this certificate shall have the meanings set forth in the Plan.